Exhibit 99.6

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY IKANOS COMMUNICATIONS, INC.

This form, or one substantially equivalent hereto, must be used to exercise the non-transferrable subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated                 , 2014 (the “Prospectus”) of Ikanos Communications, Inc., a Delaware corporation (“Ikanos”), if a holder of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., Eastern Time, on                 , 2014, (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by mail, overnight courier or facsimile transmission to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering — Method of Exercising Subscription Rights” in the Prospectus.

Payment of the Subscription Price of $0.41 per share of Ikanos common stock, par value $0.001 per share (the “Common Stock”), subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Exercising Subscription Rights” in the Prospectus. Each Subscription Right entitles you to purchase 1.459707 shares of Common Stock at the Subscription Price (the “Basic Subscription Right”) and also entitles the holder, subject to the allocation and limitations described in the Prospectus, to subscribe for additional shares of Common Stock that have not been purchased by other stockholders pursuant to their Basic Subscription Rights, at the Subscription Price, if the holder has fully exercised he, she or its Basic Subscription Rights (the “Over-Subscription Privilege”).

THE SUBSCRIPTION AGENT IS:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219 Phone: (718) 921-8317 (877) 248-6417 (toll-free) Fax: (718) 234-5001

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Subscription Right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Right to subscribe for                  share(s) of Common Stock with respect to each of the Basic Subscription Rights represented by such Rights Certificate(s) and                 share(s) of Common Stock with respect to exercise of the Over-Subscription Privilege, subject to availability and allocation as described in the Prospectus. The undersigned hereby further represents that, to the extent he, she or it has exercised the Over-Subscription Privilege, the undersigned has exercised the Basic Subscription Rights in full. The undersigned hereby further represents and guarantees that the properly completed Rights Certificate or Rights Certificates evidencing the Subscription Right or Subscription Rights being exercised, with any signatures required to be guaranteed so guaranteed, will be received by the Subscription Agent within three (3) business days following the date hereof.

The undersigned understands that payment of the Subscription Price of $         per share of Common Stock subscribed for pursuant to the Subscription Right must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $         either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

Or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.) payable to American Stock Transfer & Trust Company, LLC, the Subscription Agent

☐	Certified check

☐	Bank draft (cashier’s check) payable to American Stock Transfer & Trust Company, LLC, the Subscription Agent

Name of maker

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer or money order:

Signature(s)	Address

Names

(Please type or print)	Area Code and Tel. No.(s)

Subscription Rights Certificate No(s). (if available):

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GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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